UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): April 9, 2008

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12100 Wilshire Boulevard, Suite 800 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 806-9420

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

At a Board Meeting of ProElite, Inc. (the “Company”) held on April 9, 2008, Clifford Hyatt and Kenneth Hershman were elected to the Company’s Board of Directors and the Audit and Compensation Committees of the Board. Mr. Hershman was elected pursuant to the Investor Rights Agreement dated January 3, 2007 between the Company and Showtime Network, Inc. (“SNI”) as the designee of SNI and replaces Bryon Rubin who resigned effective April 9, 2008. Mr. Hyatt was elected pursuant to the Placement Agent Agreement dated as of June 25, 2007 between the Company and Hunter World Markets, Inc. (“Hunter”) as an additional designee of Hunter.

Mr. Hershman, age 44, is Senior Vice President, General Manager, of Showtime Sports and Event Programming. He is responsible for the acquisition and licensing of network and pay-per-view sports and event programming on a worldwide basis. He has guided the department through some of the most highly successful pay-per-view boxing events of all time including both Holyfield vs. Tyson bouts and Tyson vs. Lennox Lewis, the then-highest grossing pay-per-view event in history. In 2007, Hershman pioneered Showtime’s entrance into the sport of mixed martial arts, making Showtime the first premium television network to televise this fast growing sport. In addition to boxing and mixed martial arts, Hershman has been instrumental in the acquisition and production of music and comedy events on both Showtime and pay-per-view including “Eminem Live from New York City” (2005), “One Night One Star: Usher Live” (2005), “Dave Chappelle: For What It’s Worth” (2004), “Brittany Spears Live in Concert” (2004) and “Jay-Z in Concert” (2003). In addition, Hershman manages the day-to-day activities of the Sports and Event group, developing and executing the overall strategy of the group and its pay-per-view unit, and managing the network’s relationships with domestic and international distributors, talent and suppliers. Previously, from 2001 to 2003, Hershman served as Senior Vice President, Corporate Strategy/Showtime Sports and Event Programming. From 1997 to 2000, he served as Senior Vice President, Associate General Counsel for SNI, and in that capacity, was responsible for legal affairs related to the sales and marketing of all SNI’s services, as well as SNI’s pay-per-view operations and online activities. He joined Showtime Networks Inc. in July 1992 as Counsel, SNI.

Mr. Hyatt, age 50, is a partner with the law firm of Pillsbury Winthrop Shaw Pittman, Los Angeles, California. His practice focuses on securities regulation and litigation. From 1990-2001, Mr. Hyatt was an enforcement attorney for the United States Securities and Exchange Commission. Working out of the Pacific Regional Office in Los Angeles, Mr. Hyatt rose to the rank of Deputy Assistant Regional Director where he managed a team of attorneys who investigated and litigated cases involving accounting and financial fraud, insider trading, Internet fraud, stock manipulation, and broker-dealer, investment company and investment adviser compliance issues. From July 2002 through July 2003, he was counsel to the law firm of Gray Cary Ware & Freidenrich, San Diego, California. From July 2003 to August 2004, he was counsel to the law firm of Chadbourne & Parke, Los Angeles and in August 2004, he joined Pillsbury Winthrop Shaw Pittman as a partner. Since 2002, Mr. Hyatt has represented public companies, broker-dealers, investment companies, investments advisors, and their officers and directors in matters before the SEC, NASD, NYSE, and state securities agencies and in federal and state court. His practice also involves providing compliance advice and services to regulated businesses within the securities industry. Mr. Hyatt conducts conflict audits for his financial institution clients. He also performs internal investigations for NYSE and NASDAQ listed companies and provides advise on corporate governance issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: April 14, 2008	By:	/s/ CHARLES CHAMPION

Charles Champion, Chief Executive Officer